UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

Gateway Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-06404	44-0651207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 4100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 336-0844

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 13, 2013, Gateway Energy Corporation (the “Company”) closed and funded three transactions in order to improve the Company’s financial condition and liquidity.

As previously disclosed, on December 12, 2012, Gateway Pipeline USA Corporation (“GPUC”), a wholly owned subsidiary of the Company, entered into an asset sales agreement (the “ASA”) with GEC Holding, LLC (now known as FMP Holdings, LLC, the “Buyer”), pursuant to which GPUC agreed to sell certain assets, including certain pipelines and pipeline facilities located in Guadalupe and Shelby Counties, Texas, Miller County, Arkansas and Pettis County, Missouri, as well as certain surface contracts, commercial contracts and records related to the operation of the facilities (the “Assets”), to the Buyer for $1,100,000.

Closing of the ASA was conditioned upon the entry of the Company into an agreement with Meridian Bank Texas (“Meridian Bank”), in connection with its loan agreement dated December 7, 2009, as amended April 5, 2011, October 31, 2011 and December 9, 2011 (the “Loan Agreement.”).

Separately, the Company entered into a subscription agreement (the “Subscription Agreement”) with GreyCap Energy LLC (“GreyCap”), as further described below.

The foregoing description of the Asset Sales Agreement is qualified in its entirety by reference to the full text of the Asset Sales Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 1.01 Entry into a Material Definitive Agreement.

Fifth Amendment to Loan Agreement

In connection with the sale of the Assets and the closing of the ASA, accepted and agreed to on February 7, 2013 and effective as of January 30, 2013, the Company, Gateway Pipeline Company (“GPC”), Gateway Offshore Pipeline Company (“GOPC”), Gateway Processing Company (“Gateway Processing”), Gateway Energy Marketing Company (“GEMC”), GPUC, Gateway Commerce LLC (“GCLLC”) and Gateway Delmar LLC (together with GPC, GOPC, Gateway Processing, GEMC, GPUC and GCLLC, the “Guarantors”), entered into the fifth amendment to the Loan Agreement (the “Fifth Amendment”) with Meridian Bank.  Pursuant to the Fifth Amendment, the following amendments were made to the Loan Agreement:

                Collateral.  In addition to certain existing collateral securing obligations under the note, the Company assigned a deposit account in the amount of $450,000 to Meridian Bank pursuant to an Assignment of Deposit Account dated as of January 30, 2012.  The purpose of the deposit account is to fund the planned abandonment of certain pipelines located in the Gulf of Mexico during the first and second quarter of 2013.

                Guarantors.  GPLLC was required to execute and deliver an unlimited guaranty in favor of Meridian Bank and became one of the “Guarantors” under the Loan Agreement.

                Financial Covenant.  The Fifth Amendment requires that the Company maintain a debt to tangible net worth ratio less than or equal to 3.5 to 1.0 as of the end of the each fiscal quarter, a debt service coverage ratio greater than 1.5 to 1.0 and a current ratio of 1.25 to 1.0.

                Fees.  In connection with the Fifth Amendment, the Company paid Meridian Bank an amendment fee of $3,750.

The foregoing description is qualified in its entirety by reference to the full text of the Fifth Amendment to the Loan Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.2.

                Amendment to Term Promissory Note

In connection with entering the Fifth Amendment, the Company and Meridian also entered into an Amendment to Term Promissory Note effective as of January 30, 2013 (the “Amended Term Note”).  The outstanding balance of the Amended Term Note, as of January 30, 2013, was $1,732,674.11, and it has a maturity date of June 30, 2013.  Principal on the Amended Term Note is due and payable in equal monthly installments of $10,000, plus all accrued interest, with a maturity date of June 30, 2013.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment to Term Promissory Note, which is filed with this Current Report on Form 8-K as Exhibit 10.3.

Paydown Letter and Full Release

In connection with the sale of the Assets, the Company and Meridian Bank entered into a paydown letter (the “Paydown Letter”), pursuant to which the Company agreed to fund a partial payoff of the term loan, reducing the outstanding principal balance owing on the term loan to $1,732,674.11.  Meridian consented to the sale of the Assets and agreed, pursuant to a full release, to release its liens on the Assets.

The foregoing description is qualified in its entirety by reference to the full text of the Paydown Letter, which is filed with this Current Report on Form 8-K as Exhibit 10.4.

Common Stock Subscription Agreement

On February 7, 2013, the Company entered into the Subscription Agreement, pursuant to which GreyCap agreed to acquire 6,250,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), constituting 20.4% of the Company’s issued and outstanding Common Stock, at an aggregate purchase price of $250,000.  The closing of the transactions contemplated by the Subscription Agreement was to occur immediately following the closing of the (i) transactions contemplated by the Asset Sales Agreement and (ii) the Fifth Amendment.  The shares purchased by GreyCap were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

As promptly as is reasonably possible following the closing of the purchase of shares by GreyCap, the Company is required to appoint an individual identified by GreyCap,  and reasonably acceptable to the Company, to the Company’s Board of Directors (the “Board”).  Such appointed director will serve on the Board through the date of the Company’s 2013 annual meeting of stockholders, or until a successor is duly elected and qualified.  The Company is required to use its reasonable best efforts to cause the GreyCap appointed director to be nominated to stand for election at the 2013 annual meeting of stockholders.

Pursuant to the terms of the Subscription Agreement, if the Company proposes to sell any equity securities, with certain exceptions, before February 7, 2015, GreyCap shall have the opportunity to purchase, on the same terms, at the same price and for the same consideration to be paid by the proposed buyer(s) of the additional equity securities in an amount up to the product obtained by multiplying (i) the number of equity securities being offered to the proposed buyer(s) by (ii) the lesser of (x) 20.4% or (y) a fraction, the numerator of which is the number of shares of common stock owned by GreyCap at the time and the denominator of which is the total number of issued and outstanding shares of common stock at such time.

The foregoing description is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.5.

Item 2.01  Completion of Acquisition or Disposition of Assets.

                The disclosure set forth in the Explanatory Note regarding the Asset Sales Agreement and in Item 1.01 regarding the Subscription Agreement is incorporated into this Item 2.01 by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of  Registrant.

The disclosure set forth in Item 1.01 regarding the Fifth Amendment to the Loan Agreement, the Amendment to the Term Promissory Note and the Paydown Letter and Full Release is incorporated into this Item 2.03 by reference.

Item 3.02  Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 regarding the Subscription Agreement is incorporated into this Item 3.02 by reference.

Item 9.01            Financial Statements and Exhibits.

                10.1        Asset Sales Agreement between Gateway Pipeline USA Corporation and GEC Holding, LLC dated December 12, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 13, 2012).

                10.2        Fifth Amendment to Loan Agreement, dated January 30, 2013, among Gateway Energy Corporation, Gateway Pipeline Company, Gateway Offshore Pipeline Company, Gateway Processing Company, Gateway Energy Marketing Company, Gateway Pipeline USA Corporation, Gateway Commerce LLC, Gateway Delmar LLC and Meridian Bank Texas.

                10.3        Amendment to Term Promissory Note, dated January 30, 2013, between Gateway Energy Corporation and Meridian Bank Texas.

                10.4        Paydown Letter, dated January 30, 2013, between Gateway Energy Corporation and Meridian Bank Texas.

                10.5        Common Stock Subscription Agreement, dated February 7, 2013, between Gateway Energy Corporation and GreyCap Energy LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Energy Corporation

Dated: February 13, 2013	/s/ Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr. President and Chief Executive Officer